U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2018

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 507

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

Cuentas Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry into a Definitive Material Agreement.

On November 6, 2018, Limecom, Inc. (“Limecom” or “Seller”) , a wholly owned subsidiary of Cuentas Inc. (“CUEN”, “Cuentas” or the “Company”) finalized a Factoring Agreement (the “Agreement”) with AEC YIELD CAPITAL, LLC (“AEC” or “Purchaser”).

AEC agreed to purchase Accounts (as defined herein) from Limecom, in AEC’s sole and absolute discretion, at a purchase price equal to the gross face value of Accounts, less AEC’s Factoring Commission, as described in Section 2 of the Agreement, less returns, credits, allowances, deductions, ‘finance points’ or other like charges and discounts; and less all other sums charged or chargeable to Limecom’s Accounts (the “Purchase Price”).

All of Limecom’s accounts receivable, related mechanics liens and contract rights which are presently or at any time hereafter assigned by Seller, and accepted by AEC, are collectively referred to as (the “Accounts”). Limecom agreed to sell, transfer and assign all of it’s right, title and interest in and to those specific accounts receivable and related rights owing to Seller by Account Debtors as set forth on the assignment documents provided to AEC (the “Assignments”) together with all rights of action and mechanics or other liens accrued or to accrue thereon, including without limitation, full power to collect, sue for, compromise, assign or in any other manner enforce collection thereof in AEC’s name or otherwise. All Accounts purchased by AEC will be insured on a collection basis with Euler Hermes North America Insurance Company.

In connection with AEC’s purchase of the Accounts from Limecom, the Agreement provides that AEC will charge a factoring commission (the “Factoring Commission”) which is deducted from the face value of each Account upon collection. The Factoring Commission will be computed based upon the number of days an Account is outstanding from the date of such invoice issuance and shall be as follows: (i) 1.19% of the face value of each invoice purchased under the facility (each, a “Purchased Account”) (Basic Discount) computed on the Face Amount (ii) After the 20th day from the date of invoice issuance, 0.59% per 10 days or any part thereof that an invoice remains outstanding, through the 90th day computed on the Face Amount.

Upon AEC’s receipt and acceptance of each Assignment, AEC shall pay to Seller an amount corresponding to the category into which such Account shall fall, as follows (in each case net of any advances received by Seller from any party including Purchaser):

●	Eligible final, fully-verified receivables: 90% of the Purchase Price – if such purchase is made within the first 90 days hereunder, or 87.5% if such purchase is made thereafter. The foregoing includes final invoices featuring weekly billing and 53-day payment terms.

●	Eligible earned but not yet billed receivables (usage confirmed and verified by Purchaser to its satisfaction): 50% of the Purchase Price (net of other advances received by Seller from any party including Purchaser)

All of the advance rates are computed as a percentage of the net face value (as described above) of the Accounts therein described (the “Advance”) on an ongoing basis. The maximum outstanding balance of Seller to AEC shall initially be Four Million ($4,000,000) Dollars (the “Initial Maximum Advance”), it being agreed that Seller may request increases in the Initial Maximum Advance of up to One Million ($1,000,000) Dollars each 90 days after the commencement date hereunder, up to an advance of not greater than Eight Million ($8,000,000) Dollars. Each requested increase above the Initial Maximum Advance shall be subject to AEC’s approval.

Additional terms of the Agreement provide that AEC will hold in reserve the difference between the Purchase Price and the Advance (the “Reserve”) and, provided there are no outstanding chargebacks or disputes, will pay to Seller, the Reserve, less any sums due AEC hereunder, in not more than one (1) business day from the date on which the Accounts have been collected in full in good funds, or have been charged back and/or deemed collected by AEC due to an Account debtor’s insolvency. Limecom and the Company have agreed to pledge all of their assets to secure all payments due to AEC. Additionally, Limecom, Messrs. Orlando Taddeo International CEO of Limecom, and Daniel Contreras, CFO of Limecom, have executed Validity Guarantees personally as well as Releases in favor of AEC. Further, Messrs. Taddeo Contreras, and Limecom provided Confessions of Judgment in favor of AEC to be held in escrow by AEC.

This Agreement will remain in effect for thirty-six (36) months from its effective date and will be automatically extended for successive periods of one (1) year unless either party provides written notice of cancellation at least one-hundred fifty (150) days prior to the expiration of the initial term or any renewal term; provided, however, AEC may cancel this Agreement at any time upon sixty (60) days’ notice to Seller.

The Company agreed to pay ThinkEquity, a division of Fordham Financial Management Inc. (“Think”), a 2.5% fee on the initial $4 million factoring limit, equal to $100,000 in 4 installments for acting as a financial advisor to the Company with respect to the Agreement. Think will be paid additional fees of 3% of any increase in the facility size above the $4,000,000 facility up to the $8,000,000 total amount of the factoring facility. Think will also receive a warrant, valid for 5 years, entitling it to purchase a number of shares equal to 3.5% of the maximum facility size. The warrant shall have an exercise price equal to the five (5) day volume weighted average price of common shares on the date of closing, or if the Company is not publicly traded, equal to the per share price paid by investors in the Company’s most recent equity investment round prior to the execution of the Agreement. The shares underlying the warrant shall entitle the holder to one-time “piggyback” registration rights (unless Rule 144 is then available). The warrant may be exchanged without the payment of any additional consideration for the Company’s stock based upon the values of the warrant and the stock at the time of the exchange.

In the event that Seller wishes to terminate the Agreement prior to the expiration of the Term, as renewed or otherwise, then in addition to paying AEC all other obligations due under this Agreement, Seller shall also pay AEC an early termination fee equal to the greater of (i) the Monthly Minimum Volume multiplied by the number of calendar months (or part thereof) remaining from the termination date until the end of the then existing Term, or (ii) the average monthly total volume purchased by AEC during the six (6) calendar months (or part thereof if less than six (6) calendar months has elapsed from the effective date of the facility through the termination date) immediately preceding the termination date, multiplied by the number of calendar months (or part thereof) remaining from the termination date until the end of the then existing Term, multiplied by the average number of days outstanding (rounded to the next highest month) multiplied by the greater of the average Factoring Commission over the prior 90 days or the Factoring Commission due hereunder for an invoice paid by its obligor in 30 days.

Limecom will continue its Factoring Agreement with VoIP Capital International (“VoIP”) on a limited basis for certain specific account debtors until all advances due to VoIP have been paid. On Oct. 17, 2018 a Payment Letter was signed between Limecom et al and VoIP Capital International. Effective Oct. 31, 2018 Limecom has established a new Insurance Policy with Euler.

Item 7.01	Regulation FD Disclosure

On November 8, 2018, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Factoring Agreement with AEC Yield Capital, LLC dated October 30, 2018

10.2	Policy Beneficiary – Euler Hermes North American Insurance Company dated October 29, 2018.

10.3	Escrow Agreement and Confession of Judgment received November 6, 2018.

10.4	Validity Guaranty and Release October 24, 2018.

10.5	Agreement with Think Equity dated May 7, 2018.

10.6	Payment Letter from Limecom et al to VoIP Capital International dated Oct 17, 2017

10.7	VoIP Capital International - Corporate Advantage Request for Multiple Policy Beneficiaries

10.8	Limecom - Euler Hermes North American Insurance Company Policy dated October 31, 2018

99.1	Press Release dated November 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: November 14 , 2018	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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